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                                                                       EXHIBIT 5

                  [ALSTON & BIRD LLP LETTERHEAD APPEARS HERE]


                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-4777
                                 www.alston.com


                                 April 8, 1998

Satellink Communications, Inc.
1325 NorthMeadow Parkway
Suite 120
Roswell, Georgia  30075

     Re:  Registration Statement on Form S-1 (No. 333-________)

Ladies and Gentlemen:

          We have acted as counsel to Satellink Communications, Inc., a Georgia corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") named in Schedule II to the Underwriting Agreement referred to herein in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), __________ shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for issuance and sale by the Company (the "Company Shares") and __________ shares of Common Stock for sale by the Selling Shareholders (the "Selling Shareholder Shares") (the Company Shares and the Selling Shareholder Shares being hereinafter referred to collectively as the "Shares"). The Company and the Selling Shareholders intend, following the effectiveness of the Registration Statement, to sell the Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders and the Underwriters.

     We have examined the Restated Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and the proposed form of Underwriting Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company, the Selling Shareholders and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all
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Satellink Communications, Inc.
April __, 1998
Page 2


signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

          As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties of the Company and the Selling Shareholders as to factual matters contained in the Underwriting Ageement and in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

          On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable by the Company.

          Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia.

          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
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Satellink Communications, Inc.
April __, 1998
Page 3

          This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.


                                        Sincerely,

                                        ALSTON & BIRD LLP



                                        By:
                                             -----------------------------------
                                                 M. Hill Jeffries
                                                 Partner


Prepared by:    Selina D. Barnett
Reviewed by:    Sidney J. Nurkin